UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wheels Up Experience Inc. (the “Company”) is announcing that Lee Applbaum, the Chief Marketing Officer of Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), departed the Company effective May 1, 2023 (the “Separation Date”) to focus on personal and entrepreneurial ventures. In connection with Mr. Applbaum’s separation of employment, on April 26, 2023, WUP and Mr. Applbaum entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement includes a general release of claims by Mr. Applbaum in favor of the Company, subject to a 21-day consideration period beginning on the date the Separation Agreement was delivered to Mr. Applbaum and a seven-day revocation period that began on April 26, 2023 (the “Revocation Period”).

Pursuant to the Separation Agreement, Mr. Applbaum will: (i) receive a lump sum of $271,233, less applicable withholdings, representing eight (8) months of Mr. Applbaum’s base salary and payable on WUP’s first regularly scheduled payroll date that is at least 14 business days from the end of the Revocation Period (the “Payment Date”); (ii) be eligible to receive an annual bonus with a target of 100% of his annual base salary for four (4) months of service during fiscal year 2023, subject to the application of bonus plan performance metrics approved by the Company’s board of directors, to be paid in a lump sum at the same time and in the same manner as regular annual bonuses are distributed to other similarly situated senior executives of WUP; (iii) receive aggregate $216,310, less applicable withholdings, as an additional lump sum, payable on the Payment Date; and (iv) be eligible for reimbursement for applicable premiums under WUP’s group health insurance plans at the coverage levels in effect on the Separation Date until December 31, 2023, to the extent he elects to participate in continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). In addition, any stock options and restricted stock units held by Mr. Applbaum as of the Separation Date that would have otherwise vested in accordance with its terms, absent Mr. Applbaum’s separation of employment, during the 12-month period immediately following the Separation Date will become vested and exercisable as of the Separation Date. Mr. Applbaum also will be entitled to exercise any vested stock options until the earlier of the fifth anniversary of the Separation Date and the expiration of such stock options.

The preceding description of the Separation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1†^	Separation and Release Agreement, dated April 26, 2023, by and between Lee Applbaum and Wheels Up Partners LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Identifies each management contract or compensatory plan or arrangement.
^	Certain private and confidential information have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted private or confidential information to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: May 2, 2023	By:	/s/ Kenneth Dichter
		Name:	Kenneth Dichter
		Title:	Chief Executive Officer